
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         DOMINGUEZ SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

               CALIFORNIA                                         33-0391161
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

       21718 SOUTH ALAMEDA STREET                                 90810-0351
         LONG BEACH, CALIFORNIA                                   (Zip Code)
(Address of Principal Executive Offices)

                         DOMINGUEZ SERVICES CORPORATION
                            1997 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 BRIAN J. BRADY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         DOMINGUEZ SERVICES CORPORATION
                           21718 SOUTH ALAMEDA STREET
                        LONG BEACH, CALIFORNIA 90810-0351
                     (Name and address of agent for service)

                                 (310) 834-2625
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                            DAVID A. EBERSHOFF, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                            865 SOUTH FIGUEROA STREET
                               TWENTY-NINTH FLOOR
                          LOS ANGELES, CALIFORNIA 90017


                         CALCULATION OF REGISTRATION FEE
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


--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
  Title of securities to be registered         Amount to be    Proposed maximum   Proposed maximum     Amount of
                                                registered      offering price        aggregate       registration
                                                                   per share       offering price         fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value                  75,000(1)(2)       $28.125(3)         $2,109,375         $586.41
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------


(1) Includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of the 1997 Stock Incentive Plan.
(2) Reflects a three-for-two stock split of the Company's Common Stock, effective January 1, 1998.
(3) Pursuant to Rule 457(c) and (h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average high and low prices of the Common Stock on the Nasdaq National Market on February 4, 1999.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          Dominguez Services Corporation (the "Company" or "Registrant") incorporates by reference in this Registration Statement the following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the "SEC"):

               (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

               (b) The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1998.

               (c) The Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 1998.

               (d) The Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998.

               (e) The Registrant's Form 8-K Current Report filed with the SEC on November 23, 1998.

               (f) The Registrant's Proxy Statement filed with the SEC on January 28, 1999 as part of the Registration Statement on Form S-4 of California Water Service Group, a California corporation.

               (g)  All other reports filed by the Registrant pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          All outstanding shares of common stock of the Company (the "Common Stock") are, and the shares to be issued as contemplated herein will be, fully paid and nonassessable. As a class, holders of the Common Stock are entitled to one vote per share in all matters to be voted upon by the shareholders, subject to cumulative voting rights in the election of directors. Holders of Common Stock have the right to notice of all shareholders' meetings. Subject to the rights of Class A preferred stock and Class B preferred stock of the Company, holders of Common Stock are entitled to receive such dividends when and as declared by the Board of Directors out of any funds of the Company legally available therefor. In the event of a liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to receive, ratably, all remaining assets of the Company subject to all of the preferential rights of holders of the Class A preferred stock and the Class B preferred stock on distribution or otherwise. The Common Stock has no preemptive rights and is neither redeemable nor convertible, and there are no sinking fund provisions. Currently, the Company has no shares of Class A preferred stock or Class B preferred stock outstanding.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Company's Articles of Incorporation contains provisions eliminating the liability of the directors of the Company for monetary damages to the fullest extent permissible under California law and authorizing the Company to indemnify the directors, officers and other agents of the Company to the fullest extent permissible under California law.

          Under Article V of the Company's Amended and Restated Bylaws, each person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another entity, shall be indemnified by the Company to the fullest extent permitted by law.

          Section 317 of the California General Corporation Law (the "CGCL") grants the Company the power to indemnify its directors and officers against liabilities for certain of their acts. Section 309(c) of the CGCL permits the Company to include in its Articles of Incorporation a provision limiting the liability of the directors of the Company for monetary damages. Pursuant to
Section 204 of the CGCL, these limitations have no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Company or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) under Section 310 of the CGCL (relating to transactions between the Company and a director) or (vii) under Section 316 of the CGCL (relating to directors' liability for improper distributions, loans and guarantees. Furthermore, the above limitations do not extend to acts or omissions of a director in his or her capacity as an officer.

          The Company maintains insurance to protect officers and directors against the cost of defense, settlement or payment of claims and judgments under certain circumstances.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          4.3 Dominguez Services Corporation 1997 Stock Incentive Plan (incorporated by reference to the Registrant's Proxy Statement filed with the SEC pursuant to Section 14(a) of the Exchange Act on April 4, 1997).

          5.1 Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered.

          23.1 Consent of Fulbright & Jaworski L.L.P. (included as part of
               Exhibit 5.1).

          23.2 Consent of Arthur Andersen LLP, independent public accountants.

          24.1 Power of attorney (contained on page 6 hereof).

ITEM 9.   UNDERTAKINGS.

          A.   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian J. Brady and John S. Tootle, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

                                     SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California on the 5th day of February, 1999.

                                 DOMINGUEZ SERVICES CORPORATION



                                      By         /s/ BRIAN J. BRADY
                                        --------------------------------------
                                                    Brian J. Brady
                                        President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




                Signature                                      Title                                  Date
-----------------------------------------        -----------------------------------       ---------------------------

          /S/ Brian J. Brady                     President, Chief Executive                February 5, 1999
----------------------------------------         Officer and Chairman of the Board
             Brian J. Brady                      (Principal Executive Officer)


          /S/ John S. Tootle                     Chief Financial Officer, Vice             February 5, 1999
----------------------------------------         President-Finance, Treasurer and
             John S. Tootle                      Secretary (Principal Financial
                                                 Officer)


          /S/ Dwight C. Baum                     Director                                  February 5, 1999
----------------------------------------
             Dwight C. Baum


          /S/ Richard M. Cannon                  Director                                  February 5, 1999
----------------------------------------
            Richard M. Cannon



          /S/ Terrill M. Gloege                  Director                                  February 5, 1999
----------------------------------------
            Terrill M. Gloege


          /S/ Thomas W. Huston                   Director                                  February 5, 1999
----------------------------------------
            Thomas W. Huston


          /S/ C. Bradley Olson                   Director                                  February 5, 1999
----------------------------------------
            C. Bradley Olson


          /S/ Langdon W. Owen                    Director                                  February 5, 1999
----------------------------------------
             Langdon W. Owen


          /S/ Charles W. Porter                  Director                                  February 5, 1999
----------------------------------------
            Charles W. Porter


          /S/ Debra L. Reed                      Director                                  February 5, 1999
----------------------------------------
              Debra L. Reed


                                  EXHIBIT INDEX

Exhibit Number                           Description                                      Page Number
--------------                           -----------                                      -----------
      4.3(1)     Dominguez Services Corporation 1997 Stock Incentive Plan.
      5.1        Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered.
     23.1        Consent of Fulbright & Jaworski L.L.P. (included as part of Exhibit
                 5.1).
     23.2        Consent of Arthur Andersen LLP, independent public accountants.
     24.1        Power of attorney (contained on page 6 hereof).


-----------------------------------------

    (1) Incorporated by reference to the Registrant's Proxy Statement filed with the SEC pursuant to Section 14(a) of the Exchange Act on April 4, 1997.